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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated May 2, 1997, on the March 31, 1997 financial statements of the SEI Index Funds, included in the previously filed Form N-30D dated May 28, 1997, and to all references to our firm included in Post-Effective Amendment No. 20 to the Registration Statement File No. 2-97111.


ARTHUR ANDERSEN LLP

Philadelphia, PA
July 28, 1997